Exhibit 99.1

CASH FLOW PARTNERS L.P.
SEVEN

PORTFOLIO OVERVIEW

3rd QUARTER

2006

ICON Cash Flow Partners L.P. Seven

- 3rd Quarter 2006 Portfolio Overview -

Dear Partner of ICON Cash Flow Partners L.P. Seven:

ICON Cash Flow Partners L.P. Seven (“Fund Seven”) was formed on May 23, 1995 and began active operations on January 19, 1996. Since the commencement of operations, Fund Seven primarily engaged in the business of acquiring equipment subject to lease and, to a lesser degree, acquiring ownership rights to items of leased equipment at lease expiration. Some of the equipment leases were acquired for cash and provided current cash flow, which are referred to as "income" leases. The majority of the purchase price of Fund Seven’s other equipment leases were financed. These "growth" leases generated little or no current cash flow because substantially all of the rental payments received from the lessees were paid to lenders. Fund Seven’s General Partner, ICON Capital Corp. (the “General Partner”), anticipated that the future value of the leased equipment subject to growth leases would exceed the cash portion of the purchase price paid for the equipment.

On November 9, 2002, Fund Seven ended its “reinvestment” period and began its disposition period wherein it is selling its assets in the ordinary course of business.

Asset Dispositions During the Reporting Period

On August 9, 2006, Fund Seven sold its 100% interest in a 1976 McDonnell Douglas DC-10-30 aircraft to World Airways, Inc. for approximately $1,300,000 in cash, plus the maintenance reserve of approximately $2,664,000. Net proceeds of the sale were approximately $3,953,000 which were shared equally between Fund Seven and Aviation Investors, Inc. (“AAI”) pursuant to the residual sharing agreement with AAI. Fund Seven received approximately $1,976,000 in cash and recorded a gain on the sale of the aircraft of approximately $1,124,000 after a remarketing expense of approximately $1,976,000.

Portfolio Overview

Fund Seven has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Seven’s portfolio consists primarily of:

87.65% of the rights to the profits, losses and cash flows from its 50% limited partnership interest in a joint venture which owns a mobile offshore oil rig. During November 2004 and February 2005, Fund Seven assigned 6.64% and 5.71%, respectively, of its rights in and to the profits, losses and cash flows from its limited partnership interest in the joint venture to several of its affiliates as a repayment under the terms of a contribution agreement Fund Seven entered into with such affiliates.  On October 5, 2005, the oil-rig charterer notified the owner trustee of the rig that an “Event of Loss” had occurred with respect to the rig in September 2005 as a result of Hurricane Rita. The charter provides that the charterer will pay to the lender (and upon satisfaction of all of the debt outstanding, to the owner trustee on behalf of the joint venture) an amount equal to the "Stipulated Loss Value" of the rig. The "Stipulated Loss Value" for the rig will be determined according to the terms of the charter between the charterer and the owner trustee of the rig.

The “Stipulated Loss Value” is defined in the charter as the sum of (i) the charter hire payment payable on the first charter hire payment date following an “Event of Loss”, (ii) the present value of the remaining charter hire payments due and (iii) the present value of the estimated residual value of the rig at the end of the charter, as determined by the appraisal procedure under the charter. Prior to the joint venture initiating the appraisal procedure on November 29, 2005, the charterer commenced a declaratory judgment action in Texas State Court requesting that the court declare, among other things, that “Stipulated Loss Value” should be determined by “the value estimated in advance” of the renewal term of the charter, which amount was never documented or agreed by the parties. The joint venture immediately filed a counterclaim against the charterer to, among other things, have the charter enforced in accordance with its terms, and the owner trustee of the rig initiated the appraisal procedure required under the charter. The appraisal procedure has been completed and it was determined that the “Stipulated Loss Value” of the rig at the end of the charter is $80,235,317.37.

On or about May 22, 2006, the charterer paid (i) the March 2006 charter hire payment and (ii) the component of the “Stipulated Loss Value” of the rig represented by the present value of the remaining charter hire payments due to the lender, which amounts were used to fully satisfy the outstanding non-recourse debt on the rig. On May 31, 2006, Fund Seven received a distribution of $3,944,250 with respect to its limited partnership interest in the joint venture. The distribution represented Fund Seven’s portion of the $10,941,943 in net insurance proceeds that the charterer agreed to distribute to the joint venture with respect to the rig. The insurance proceeds received by the joint venture neither represent the full amount of the insurance proceeds, nor the final amount of the “Stipulated Loss Value” of the rig, that the joint venture expects to receive in accordance with the terms of the charter.

On September 1, 2006, the charterer and the joint venture each filed motions for complete summary judgment. Oral argument on the motions occurred on November 7, 2006. On January 24, 2007, the Texas State Court issued a preliminary order in favor of most of the joint venture’s summary judgment motions and against most of the charterer’s summary judgment motions. In addition, the Court ordered the charterer to pay the joint venture the approximately $60 million dollars and interest that joint venture claimed as its damages. While it is not possible at this stage to determine the likelihood of the outcome, including whether the charterer will appeal the Court’s decision, Fund Seven and the other joint venture partners believe that the Court’s decision is correct and Fund Seven is working with the other joint venture partners to vigorously pursue this claim.

Off-lease Equipment

Airbus A310 and Boeing 737 aircraft rotables formerly leased to Sabena Technics. The A310 rotables can be used on either A310-200 or A310-300 aircraft which are currently being used by operators worldwide. At September 30, 2006, the General Partner determined, based upon recent negotiations with potential buyers, that the aircraft rotables may be impaired. Accordingly, Fund Seven recorded an impairment loss for approximately $64,500 to more closely approximate the adjusted book value to the current fair value of the aircraft rotables. The total impairment loss on these rotables during 2006 was approximately $84,800. All of these rotables are being actively remarketed.

10% Status Report

As of September 30, 2006, the Fund Seven’s interest in the mobile offshore oil rig was the only individual asset which constitutes more than 10% of Fund Seven’s portfolio. As noted above, the charterer of the rig notified the owner trustee of the rig that an “Event of Loss” occurred with respect to the rig in September 2005 as a result of Hurricane Rita.

Outlook and Overview

As indicated above, the Stipulated Loss Value of Fund Seven’s offshore oil rig has not been determined. Fund Seven will be in a better position to provide the outlook and overview for Fund Seven once the court proceedings regarding the enforcement of the terms of the rig’s charter have been resolved.

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	September 30,	December 31,
	2006	2005
Cash and cash equivalents	$502,176	$151,326

Investment in operating lease:
Equipment, at cost	-	2,565,000
Accumulated depreciation	-	(1,388,850)

Net investment in operating lease	-	1,176,150

Investment in joint venture	7,588,203	11,241,860
Equipment held for sale	26,000	165,152
Restricted cash	-	2,285,723
Other assets, net	-	233,114

Total assets	$8,116,379	$15,253,325

LIABILITIES AND PARTNERS' EQUITY

Note payable - recourse	$-	$4,698,538
Security deposits and other payables	20,000	219,327
Due to General Partner	-	132,499
Maintenance reserve payable	-	2,185,723

Total liabilities	20,000	7,236,087

Commitments and contingencies

Partners' equity:
General Partner	(638,046)	(768,734)
Limited Partners (987,378 and 987,548 units outstanding,
$100 original unit original issue price)	8,734,425	8,785,972

Total partners' equity	8,096,379	8,017,238

Total liabilities and partners' equity	$8,116,379	$15,253,325

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue:
Rental income	$50,000	$150,000	$350,000	$450,000
Finance income	-	-	-	1,928
(Loss) income from investments in joint ventures	(85,823)	383,780	305,027	1,262,752
Gain on transfer of investment in joint ventures	-	-	-	1,171,786
Net gain on sales of equipment	1,124,804	-	1,112,070	-
Interest and other income	18,672	3,327	42,112	24,031

Total revenue	1,107,653	537,107	1,809,209	2,910,497

Expenses:
Impairment loss	64,500	-	84,789	1,320,826
Depreciation and amortization	46,295	165,616	555,733	496,848
Gain on early retirement of debt	(121,693)	-	(121,693)	-
Interest	21,710	-	134,403	237,160
Remarketing expense	20,917	75,000	145,046	225,000
General and administrative	80,651	169,963	1,060,779	425,827
Minority interest	-	(638)	-	(1,916)

Total expenses	112,380	409,941	1,859,057	2,703,745

Net income (loss)	$995,273	$127,166	$(49,848)	$206,752

Net income (loss) allocable to:
Limited Partners	$985,320	$125,894	$(49,350)	$204,684
General Partner	9,953	1,272	(498)	2,068

	$995,273	$127,166	$(49,848)	$206,752

Weighted average number of limited partnership
units outstanding	987,378	987,548	987,405	987,548

Net (loss) income per weighted average limited
partnership units outstanding	$1.00	$0.13	$(0.05)	$0.21

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
Nine Months Ended September 30, 2006
(Unaudited)

				Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	987,548	$8,785,972	$(768,734)	$8,017,238

Limited partnership units redeemed	(170)	(2,197)	-	(2,197)
Capital contribution	-	-	131,186	131,186
Net loss	-	(49,350)	(498)	(49,848)

Balance, September 30, 2006	987,378	$8,734,425	$(638,046)	$8,096,379

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(Unaudited)

	2006	2005
Cash flows from operating activities:
Net (loss) income	$(49,848)	$206,752
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Income from investments in joint ventures	(305,027)	(1,262,752)
Gain on transfer of investment in joint venture	-	(1,171,786)
Net gain on sales of equipment	(1,112,070)	-
Impairment loss	84,789	1,320,826
Depreciation and amortization	555,733	601,230
Gain on early retirement of debt	(121,693)	-
Minority interest	-	(1,916)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	-	366,567
Other assets	453	(5,521)
Security deposits and other payables	(154,690)	(114,305)
Accrued interest expense	-	92,529
Due from/to General Partner and affiliates, net	-	(22,462)
Decrease in restricted cash	2,285,723	-
Maintenance reserve payable	(2,185,723)	-

Net cash (used in) provided by operating activities	(1,002,353)	9,162

Cash flows from investing activities:
Proceeds from sales of equipment	3,994,502	234,487
Residual sharing payments made	(1,976,437)	-
Distributions received from joint ventures	3,958,684	16,764

Net cash provided by investing activities	5,976,749	251,251

Cash flows from financing activities:
Cash paid for redemption of limited partner units	(2,197)	-
Principal payments on notes payable - recourse	(4,621,349)	(2,422,992)
Loans and advances from affiliates	-	2,172,992
Distributions to minority interest in joint ventures	-	(2,250)

Net cash used in financing activities	(4,623,546)	(252,250)

Net increase in cash and cash equivalents	350,850	8,163
Cash and cash equivalents, beginning of the period	151,326	96,364

Cash and cash equivalents, end of the period	$502,176	$104,527

ICON Cash Flow Partners L.P. Seven
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(Unaudited)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$201,790	$40,249

Supplemental disclosure of non-cash investing and financing activities:
Joint venture interests assigned to affiliates in exchange
for amounts owed	$-	$1,427,992
Assignment of finance lease interest in exchange for amounts owed	$-	$745,000
Non-cash repayments of loan and advances from affiliates	$-	$2,172,992
Non-cash capital contributions	$131,186	$-

Transactions with Related Parties

Prior to July 1, 2004, Fund Seven, in accordance with the terms of the management agreement, paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Seven or through joint ventures and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of Fund Seven’s acquisition transactions.

Effective July 1, 2004, the General Partner voluntarily decided to waive its right to management fees and administrative expense reimbursements.

The General Partner also has a 1% interest in Fund Seven’s profits, losses and distributions. Fund Seven did not pay any distributions to the General Partner during the nine months ended September 30, 2006. Additionally, the General Partner’s interest in Fund Seven’s net income for the three months ended September 30, 2006 and 2005 was $9,953 and $1,272, respectively. The General Partner’s interest in the Fund Seven's net (loss) income for the nine months ended September 30, 2006 and 2005 was $(498) and $2,068, respectively.

Conclusion

Your participation in Fund Seven is greatly appreciated.

Sincerely,

ICON Capital Corp., General Partner

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Seven’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.